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                                                                   EXHIBIT 10.22

                      [NATIONAL ENERGY GROUP, INC. LOGO]



                                  May 18, 1998



VIA HAND DELIVERY

Mr. C. Dewayne Cravens
3629 Cross Bend Road
Plano, TX 75023

         Re:  Separation Agreement

Dear Dewayne:

National Energy Group, Inc. (the "Company") recognizes your service as an employee of the Company. This letter confirms the discussions we have held concerning the termination of your employment from the Company, and the Company's offer and your acceptance of this proposed separation agreement (this "Separation Agreement") on the terms set forth below.

1. Resignation; Termination of Employment. Your employment with the Company as Vice President-Engineering is terminated effective May 18, 1998 (hereinafter the "Separation Date"), at which time your Employment Agreement dated August 25, 1997 (the "Employment Agreement") shall also terminate.

2. Salary and Benefits. In accordance with the Company's existing policies, you have received, will receive, or are receiving with this letter the following payments and benefits pursuant to your employment with the Company and your participation in the Company's benefit plans:

      (a) Payment of your regular base salary through May 18, 1998, less all legal deductions;

      (b) Payment of accrued and unused vacation leave, if any, through the Separation Date, less all legally required deductions; and

      (c) Payment of two (2) weeks of your base salary in the amount of $4,231.00.


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Mr. C. Dewayne Cravens
May 18, 1998
Page 2


      The amounts paid in accordance with subparagraphs (a), (b) and (c) of this Paragraph 2 are gross amounts, subject to lawful deductions, including any deductions you have previously authorized or authorize prior to your Separation Date.

      Your paid group health insurance benefits are paid through May 18, 1998. After the Separation Date, you are entitled at your option to continue your group health insurance coverage at your expense in accordance with applicable law. Please complete the COBRA election form which will be furnished to you if you elect to continue such insurance coverage.

      Payment of any benefits to which you have vested entitlements under the terms of the employee benefit plans established by the Company (including but not limited to the Company 401(k) Plan and Employee Stock Purchase
      Plan) shall be paid to you in accordance with the provisions of such plans.

      The Company will settle promptly all authorized reimbursable business expenses, if any, when you have submitted appropriate expense reports along with the required receipts and documenting information. To be eligible for reimbursement of these expenses, they must be submitted by the close of business on or before May 25, 1998.

3. Special Separation Benefits. In consideration of the General Release, the Confidentiality of Separation Agreement and Nondisparagement provision, and the Agreement Regarding Solicitation of Employees and Consultants set forth in this Separation Agreement, and contingent upon your acceptance of the terms contained herein, the Company offers you the following Special Separation Benefits, in addition to the benefits you will receive pursuant to Paragraph 2:

      (a) Termination Allowance. A termination allowance in the amount of $27,500.00, which is equivalent to your base salary for three (3) months, payable concurrently with the execution and delivery of both this Separation Agreement and the Reaffirmation of Separation Agreement described in Paragraph 13 hereof.

      (b) Additional Benefits. The Company shall continue to pay your group health benefits through May 31, 1998.

4. Return of Property. Whether or not you accept the terms of this Separation Agreement, you must return to the Company any and all items of its property, including without limitation: automobiles, telephones, office keys, security access cards, computers, equipment, credit


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Mr. C. Dewayne Cravens
May 18, 1998
Page 3


      cards, forms, files, manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, work product, maps, data and files relating to wells, leases, partners and/or contractors, seismic data and files, contracts, contract information, Prospect information and plans for future Prospects, brochures, catalogs, computer tapes and diskettes, and data processing reports, and any and all other documents or property which you have had possession of or control over during the course of your employment, and which you have not already returned to the Company. You agree that you will return such property to the Company by no later than the close of business on or before May 25, 1998, or as soon thereafter as is possible with respect to any items not then immediately available or which you later find in your possession. The provisions of this Paragraph 4 do not prohibit the maintenance by you of copies of any non-confidential, non-proprietary information, such as reading files, work papers, calculations, flowcharts and other similar information reflecting the performance of your job duties and responsibilities.

5. Use of Confidential Information. You acknowledge and agree that, except for your knowledge and training to compete in the marketplace and except for information which is now or in the future becomes available in the public domain, all of the non-public documents and information to which you have had access during your employment, including but not limited to all information pertaining to any specific business transactions in which the Company or any other Company Released Parties (as defined in Paragraph 6(a) below) were, are, or may be involved, all information concerning salary and benefits paid to employees of the Company or any of the other Company Released Parties, all personnel information relating in any way to current or former employees of the Company or any of the other Company Released Parties, all non-public information obtained in the course of employment pertaining to acquisitions, divestitures, wells, Prospects and development plans of the Company or any of the other Company Released Parties, lease holdings and lease block bid information and strategies, all financial budgetary information, all other information specified in Paragraph 4 above, and in general, the business and operations of the Company or any of the other Company Released Parties in addition to any other work product, calculations, files, maps, logs, flowcharts and other related and/or similar information to which you had access through the Company, its partners or consultants are considered confidential and are not to be disseminated or disclosed by you to any other parties, except as may be required by law or judicial process. In the event you are required to disclose such information to any other party, you shall provide the Company immediate written notice to enable the Company to seek, at the Company's discretion and expense, a protective order or take other such action as the Company in its sole discretion deems advisable or necessary. You further agree that in the event it appears that you will be compelled by law or judicial process to disclose such confidential information, you will notify Mr. Philip D. Devlin,


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Mr. C. Dewayne Cravens
May 18, 1998
Page 4


      General Counsel, in writing at 4925 Greenville Avenue, Suite 1400, Dallas, Texas, 75206, immediately upon your receipt of any such notice, a subpoena or other legal process.

6.    General Release.

      (a) Except for the obligations of the Company and the Company Released Parties to be performed hereunder and in consideration of the Special Separation Benefits described above, you and your family members, heirs, successors, and assigns (collectively, the "Employee Released Parties") hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, that you or they, individually, collectively, or otherwise, may have or assert against (i) National Energy Group, Inc. or (ii) any officer, director, stockholder, fiduciary, agent, employee, representative, insurer, attorney, or any successors and assigns of National Energy Group, Inc. (collectively, the "Company Released Parties"). This Separation Agreement includes but is not limited to any claim or demand based on any federal, state, or local statutory or common law that applies or is asserted to apply, directly or indirectly, to the formation of your employment relationship, your employment relationship, or the termination of your employment relationship with the Company. Thus, you and the other Employee Released Parties agree not to make any claims or demands against the Company or any of the other Company Released Parties such as for wrongful discharge; unlawful employment discrimination; retaliation; breach of contract (express or implied); breach of the duty of good faith and fair dealing; violation of the public policy of the United States, the State of Texas, or any other state; intentional or negligent infliction of emotional distress; tortious interference with contract; promissory estoppel; detrimental reliance; defamation of character; duress; negligent misrepresentation; intentional misrepresentation or fraud; invasion of privacy; loss of consortium; assault; battery; conspiracy; bad faith; negligent hiring or supervision; any intentional or negligent act of personal injury; any alleged act of harassment or intimidation; or any other intentional or negligent tort; or any alleged violation of the Age Discrimination in Employment Act of 1967; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Texas Commission on Human Rights Act; or the Texas Wage Payment Statute, Tex. Rev. Civ. Stat. Ann. art. 5155.

      (b) Except for your obligations to be performed hereunder, the Company and the other Company Released Parties hereby release, acquit, and forever discharge any and all


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Mr. C. Dewayne Cravens
May 18, 1998
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            claims and demands of whatever kind or character, whether
            vicarious, derivative, or direct, that it or they, individually, collectively, or otherwise may have or assert against you or any of the other Employee Released Parties. This Separation Agreement includes, but is not limited to, any claim or demand based on any federal, state, or local statutory or common law that applies or is asserted to apply, directly or indirectly, to the formation of your employment relationship, your employment, or the termination of your employment relationship with the Company.

      (c) Except as otherwise provided herein, the effect of this Separation Agreement is to mutually release, acquit, and forever discharge any and all claims and demands of whatever kind or character, that either party, the Employee Released Parties, or the Company Released Parties may now have, or hereafter have or assert against each other arising out of the employment relationship (including the formation and termination thereof) which has existed between you and the Company. It is further agreed that each of you and the Company agree to indemnify and hold harmless the other for any breach of the provisions of this Separation Agreement by the respective Employee Released Parties or Company Released Parties which results in damage to the other or to the respective parties hereto. This mutual general release does not include: (i) the executory obligations of either party yet to be performed, or (ii) any rights, claims or obligations which may accrue as between the parties after the date of this Separation Agreement.

7. Confidentiality of this Separation Agreement and Nondisparagement. In consideration of the Special Separation Benefits described above, each of the Company and you agree that the terms of this Separation Agreement shall be and remain confidential, and shall not be disclosed by you and the other Employee Release Parties or the Company and the other Company Released Parties to any party other than your spouse, attorney, accountant or tax return preparer; provided such persons have agreed to keep such information confidential, and except as may be required by law or judicial process. Each of the Company and you further agree, except as compelled by law or judicial process, not to cooperate or supply information of any kind in any proceeding, investigation, or inquiring raising issues under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Texas Commission on Human Rights Act, or the Texas Wage Payment Statute, Tex. Rev. Civ. Stat. Ann. art. 5155, or any other federal, state, or local law, involving the formation of your employment relationship, your employment relationship, the termination of your employment relationship, or the employment of other persons by the Company or any of the Company


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Mr. C. Dewayne Cravens
May 18, 1998
Page 6


      Released Parties. In the event it appears that either party hereto shall be compelled by law or judicial process to disclose the terms and conditions of this Separation Agreement, such party shall immediately notify the other party in writing and provide a copy of any notice that such disclosure is being requested or required so that such party at its sole discretion and expense may seek a protective order or take other such action as such party in its sole discretion deems advisable or necessary.

      You and the other Employee Released Parties further agree not to make any statement, oral or written, which directly or indirectly impugns the quality or integrity of the Company's or any of the Company Released Parties' business practices, or to make any other disparaging or derogatory remarks or statements, oral or written, about the Company or any of the Company Released Parties, their officers, directors, stockholders, managerial personnel, or other employees or their partners and consultants to any other parties. You agree and acknowledge that should you breach this obligation, in addition to any other remedy the Company may have at law or in equity, you may be required to repay the Special Separation Benefits provided to you pursuant to this Separation Agreement, but all other provisions of this Separation Agreement shall remain in full force and effect.

      In consideration of the General Release, the Confidentiality of Separation Agreement and Nondisparagement provision, and the Agreement Regarding Solicitation of Employees and Consultants, set forth herein, the Company and the Company Released Parties agree that it and they, respectively, shall instruct its officers, directors, managerial personnel, or other employees not to make any statement, oral or written, which directly or indirectly impugns the quality or integrity of you or any of the Employee Released Parties' business practices, or to make any other disparaging or derogatory remarks or statements, oral or written, about you or your employment with the Company.

8. Agreement Regarding Solicitation of Employees. In consideration of the monetary payments and other benefits provided to you or on your behalf by the Company in this Separation Agreement, you acknowledge and agree that for a period of two (2) years following the termination of your employment with the Company, you will not, directly or indirectly, for your own account or for the benefit of any other person or party, solicit, induce, entice, or attempt to entice any employee, or independent contractor of the Company to terminate his or her employment relationship, agreements or contracts with the Company.

9. Nonadmission of Liability and Wrongdoing. It is acknowledged that this Separation Agreement does not in any manner constitute an admission of liability or wrongdoing on your part or that of the Company, but that you and the Company expressly deny any such


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Mr. C. Dewayne Cravens
May 18, 1998
Page 7


      liability or wrongdoing, and enter into this Separation Agreement for the sole purpose of avoiding further trouble and expense; and, except to the extent necessary to enforce this Separation Agreement, neither this Separation Agreement, nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by the Company, the Company Released Parties, or you or any of the Employee Released Parties.

10. Authority to Execute. Each of the parties hereto warrants and agrees that it (i) has full power and authority to execute, deliver and perform the obligations contained in this Separation Agreement, (ii) is a legally binding and enforceable agreement in accordance with its terms and conditions, (iii) has the power and authority to bind its respective Released Parties, (iv) does not violate, conflict with or constitute a breach or default under any statute, rule, ordinance, regulation or administrative order of any federal, state, county or municipal court, board, office, agency or commission, and (v) is not contemplating, nor are any bankruptcy or insolvency proceedings threatened against such party of which it is aware.

11. GOVERNING LAW AND INTERPRETATION. THIS SEPARATION AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES UNDER IT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND PERFORMED IN DALLAS COUNTY, TEXAS. If any provision of this Separation Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions and shall not affect the validity or enforceability of such other remaining provisions, and that, in all other respects, this Separation Agreement shall remain in full force and effect. If any provision of this Separation Agreement is held to be unenforceable as written and may be made to be enforceable by limitation thereof, then such provision shall be enforceable to the maximum extent permitted by applicable law and to the extent the remaining provisions further accomplish the goals, benefits and intent of this Separation Agreement. The language of all parts of this Separation Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

12. Expiration of Offer. The Company's offer of the proposed Special Separation Benefits will expire at midnight on the 21st day (the "Expiration of Offer") following the date of this correspondence, i.e., on June 8, 1998. You may accept this offer at any time before the Expiration of Offer by executing this Separation Agreement and returning it to the designated representative of the Company. Whether or not you execute this Separation Agreement, you will receive the items set forth in Paragraph 2(a), (b) and (c) and are required to follow the obligations set forth in Paragraphs 4 and 5 hereof.


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Mr. C. Dewayne Cravens
May 18, 1998
Page 8


13. The Effective Date. This Separation Agreement will become effective and enforceable seven (7) days after your execution hereof (the "Effective Date"). At any time prior to the Effective Date, you may revoke your acceptance of this Separation Agreement by delivering written notice thereof to the Company. You further agree to execute and deliver to the Company the Reaffirmation of this Separation Agreement, attached hereto as Exhibit "A", within seven (7) days of the execution and delivery of this Separation Agreement.

14. Consultation With Counsel. You have the right to consult, and are encouraged by the Company to consult, an attorney before executing this Separation Agreement.

15. Voluntary Agreement. You and the Company acknowledge that execution of this Separation Agreement is knowing and voluntary, that you and the Company have had reasonable time to deliberate regarding its terms, and that you and the Company have had the right to consult with an attorney.

16. Entire Agreement. This Separation Agreement contains and constitutes the entire understanding and agreement between you and the Company and may be modified only by a writing of contemporaneous or subsequent date executed by both you and an authorized officer of the Company.

17. In the event of a dispute between the parties to this Separation Agreement, the parties agree not to file any action or petition in any court of law or equity for any relief, but to participate in good faith in a minimum of four (4) hours of mediation in Dallas, Texas with an attorney-mediator who trained and certified by the American Arbitration Association, the United States Arbitration and Mediation Service, or any comparable organization, and to abide by the mediation procedures and decision of such organization. The parties agree to equally bear the costs of the mediation. In the event the parties cannot resolve their dispute through mediation as described herein, the parties agree to participate in binding arbitration pursuant to the rules of the American Arbitration Association or mutually agreeable similar organization. Such arbitration shall be held in Dallas, Texas, shall be binding and nonappealable and a judgment on the award to the prevailing party (inclusive of reasonable attorney's fees and costs) may be entered in any court having competent jurisdiction.

      If you are in agreement with the terms of this Separation Agreement, please execute the attached duplicate of this letter in the space provided below. By executing this Separation Agreement, you acknowledge that (a) you have been offered at least twenty-one (21) days to consider the terms of this Separation Agreement, (b) you were advised by the Company to consult with an



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Mr. C. Dewayne Cravens
May 18, 1998
Page 9


attorney regarding the terms of this Separation Agreement, (c) you have consulted with, or have had sufficient opportunity to consult with, an attorney of your own choosing regarding the terms of this Separation Agreement, (d) any and all questions regarding the terms of this Separation Agreement have been asked and answered to your complete satisfaction, (e) you have read this Separation Agreement and fully understand its terms and their importance, (f) the consideration or special separation benefits described in Paragraph 3 of this Separation Agreement is good and valuable and of a kind to which you were not otherwise entitled, and (g) you are entering into this Separation Agreement voluntarily, of your own free will, and without any coercion, undue influence, threat or intimidation of any kind or type whatsoever.

Sincerely,

National Energy Group, Inc.                  ACCEPTED AND AGREED THIS
                                             9TH DAY OF JUNE, 1998.

By: /s/ CHUCK L. ELSEY                       /s/ C. DEWAYNE CRAVENS
  ------------------------------             ---------------------------------
Name:   Chuck L. Elsey                       Name: C. Dewayne Cravens,
Title:  Executive Vice President                   an Individual
        and Chief Operating Officer



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                                  EXHIBIT "A"

                     REAFFIRMATION OF SEPARATION AGREEMENT


         I, C. Dewayne Cravens, acknowledge that I executed that certain separation agreement (the "Separation Agreement") with National Energy Group, Inc. (the "Company") and that during the seven (7) day period immediately following my execution of the Separation Agreement, I had the right to revoke the Separation Agreement at any time. By executing the Separation Agreement, I also understand that I agreed that I would receive no benefits thereunder unless and until I executed this reaffirmation agreement (this "Reaffirmation").

         By executing this Reaffirmation, I now affirm and attest that I (a) have not heretofore, or contemporaneously with the execution of this Reaffirmation, revoked, or attempted to revoke the Separation Agreement, either by notice to the Company, or otherwise, and (b) am now, by virtue of my execution of this Reaffirmation, within seven (7) days after the execution of the Separation Agreement, fully bound by all of the terms and conditions of the Separation Agreement.

                     EXECUTED this 16th day of June, 1998.


                              /s/ C. DEWAYNE CRAVENS
                              ------------------------------------
                              C. Dewayne Cravens,
                              an Individual


THE STATE OF TEXAS         )
                           )
COUNTY OF DALLAS           )

         BEFORE ME, the undersigned, a Notary Public, on this day personally appeared C. Dewayne Cravens, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 16th day of June, 1998.


                                     /s/ MARILYN J. GRAHAM
                                     ------------------------------------
[SEAL]                               Notary Public, State of Texas